CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-3/A registration statement of our report dated February 28, 1997 included in Big Entertainment, Inc.'s Form 10-KSB for the year ended December 31, 1996 and to all references to our Firm included in this registration statement.

/s/ ARTHUR ANDERSEN LLP
------------------------
Arthur Andersen LLP

Miami, Florida,
   January 27, 1998.